EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form SB-2 for IntelliHome, Inc. of our report dated December 12, 2006 related to the balance sheet of IntelliHome, Inc. for the year ended December 31, 2005 and the related Statements of Operations, Statement of Changes in Shareholder’s Deficit and Cash Flows for the year ended December 31, 2005 and 2004. We also consent to the reference to us under the headings “EXPERTS” in such form SB-2.

/s/ Thomas Leger & Co. L.L.P.

Houston, Texas
January 25, 2006